EXHIBIT 10.10(G)

SIXTH AMENDMENT TO LEASE
PARTIAL LEASE TERMINATION AGREEMENT

This Sixth Amendment to Lease (Partial Lease Termination Agreement) (this "Sixth Amendment") is entered into as of December 20, 2024 (the “Effective Date”), by and between HCP LIFE SCIENCE REIT, INC., a Maryland corporation ("Landlord"), and NKARTA, INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.
Landlord and Tenant entered into that certain Lease dated May 29, 2018 (the "Original Lease"), as amended by that certain First Amendment to Lease dated April 24, 2019 (the "First Amendment"), that certain Second Amendment to Lease dated May 5, 2020 (the "Second Amendment"), that certain Third Amendment to Lease dated January 14, 2021 (the "Third Amendment"), and that certain Fourth Amendment to Lease dated October 19, 2021 (the "Fourth Amendment"), and that certain Fifth Amendment to Lease dated August 11, 2022 (the "Fifth Amendment" and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises containing approximately 42,145 rentable square feet (collectively, the "Premises") consisting of (i) that certain space containing 7,163 rentable square feet commonly known as Suite 102 ("Suite 102") on the first (1st) floor of the building located at 6000 Shoreline Court, South San Francisco, California ("Building"), (ii) that certain space consisting of approximately 1,553 rentable square feet of space commonly known as Suite 201 on the second (2nd) floor of the Building, (iii) that certain space consisting of approximately 4,048 rentable square feet of space commonly known as Suite 203 on the second (2nd) floor of the Building, (iv) that certain space consisting of approximately 13,772 rentable square feet of space commonly known as Suite 204 ("Suite 204") on the second (2nd) floor of the Building, (v) that certain space consisting of approximately 7,534 rentable square feet of space in Suite 325 ("Suite 325") on the third (3rd) floor of the Building, and (vi) that certain space consisting of approximately 8,075 rentable square feet of space in Suite 104 ("Suite 104") on the first (1st) floor of the Building.
B.
Tenant and Landlord desire to enter into this Sixth Amendment in order to terminate the Lease with respect to Suite 104, only.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.

EXHIBIT 10.10(G)

2.
Termination of the Lease for Suite 104. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Sixth Amendment, the Lease, with respect to Suite 104 only, shall terminate and be of no further force or effect as of as of 11:59 P.M. on July 31, 2025 (the "Suite 104 Termination Date"). Tenant's lease with respect to the remainder of the Premises (that is other than Suite 104) shall not terminate on the Termination Date, but shall remain in full force and effect and shall terminate as scheduled under the Lease; provided, that, for purposes of clarification, to account for the reduction of the 8,075 rentable square feet of Suite 104 from the Premises under the Lease, Tenant's Share and Tenant's total parking allocation shall be reduced accordingly. Accordingly, effective from and after August 1, 2025 (i.e., the date immediately after the Suite 104 Termination Date), the Premises leased by Tenant under the Lease, as hereby amended (and all references in the Lease to the "Premises") shall no longer include Suite 104. Notwithstanding the termination of the Lease, as hereby amended, with respect to Suite 104 as provided hereinabove, Tenant shall remain liable for: (i) all of its obligations as Tenant under the Lease, as hereby amended, with respect to Suite 104 arising prior to and including the Suite 104 Termination Date; (ii) all of the Tenant's indemnification and other obligations with respect to Suite 104 that expressly survive the termination of the Lease, as hereby amended; and (iii) payment of Base Rent and all other amounts for Suite 104 through and including the Suite 104 Termination Date, including, without limitation, the obligation under the Lease, as hereby amended, to pay for any reconciliation of Tenant's Share of Direct Expenses for Suite 104 for the period arising prior to the Suite 104 Termination Date (i.e., July 31, 2025) pursuant to the provisions of Article 4 of the Original Lease.
3.
Surrender of Suite 104. Tenant hereby agrees to vacate Suite 104 and surrender and deliver exclusive possession of Suite 104 to Landlord on or before the Suite 104 Termination Date in accordance with the provisions of the Lease, in broom clean condition, in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage caused by casualty, repairs required as a result of condemnation, and repairs which are specifically made the responsibility of Landlord under the Lease, excepted, and otherwise in accordance with the surrender provisions of Sections 8.5 and 15.2 and Article 22 of the Original Lease, as hereby amended; provided, that Tenant shall have no obligation to remove any Tenant Alterations existing as of the Effective Date, but shall be required to remove personal property, fixtures of Tenant located in the Suite 104, and any signage pertaining to Suite 104. Provided further, Landlord shall notify Tenant on or before March 1, 2025, whether Tenant shall be required to remove any Lines (including without limitation, any communications or computer wires and cables) to the extent located in and/or exclusively serving Suite 104. Landlord acknowledges and agrees that prior to the Suite 104 Termination Date, Tenant shall be required to close or transfer certain permits and licenses and decommission the Suite 104 and to receive written closure from the applicable governmental agencies as required by applicable laws. If Tenant fails to surrender Suite 104 to Landlord in the condition required under the Lease (as hereby amended) on or prior to the Suite 104 Termination Date, then the holdover provisions of Article 16 of the Original Lease shall apply with respect thereto.
4.
Termination Fee. As additional consideration for Landlord entering into this Sixth Amendment, Tenant shall pay to Landlord (by wire transfer or cashier's check) an amount equal to $1,100,000.00 (the "Termination Fee"), which payment shall be made as follows: (i) on or prior to December 31, 2024, Tenant shall deliver to Landlord an amount equal to fifty percent (50%) of the Termination Fee (i.e., $550,000.00) (the "Initial Termination Fee Payment"); and

EXHIBIT 10.10(G)

(ii) on or before the Suite 104 Termination Date, Tenant shall deliver to Landlord the remaining fifty percent (50%) of the Termination Fee (i.e., $550,000.00) (the "Remaining Termination Fee Payment"). If Tenant fails to timely deliver the Initial Termination Fee Payment or the Remaining Termination Fee Payment on the applicable due date therefor, as the case may be, then subject to any applicable notice and cure period under the Lease, (unless any subsequent notice is prohibited to be served upon Tenant by any applicable laws if Tenant is party to any bankruptcy or similar proceedings), such failure shall constitute an event of default under the Lease, and Landlord may exercise any and all rights and remedies to which it is entitled under the Lease and California law, including the right to draw down on the L-C (as such term is defined in Section 21.1 of the Original Lease).
5.
Tenant's Share of Direct Expenses. Effective as of the Effective Date, Tenant shall continue to pay Tenant's Share of all Direct Expenses which arise or accrue with respect to the entire Premises in accordance with the terms of the Lease; provided, however, effective from and after August 1, 2025 (i.e., the date immediately after the Suite 104 Termination Date), Tenant’s Share of Direct Expenses shall be reduced by Tenant's Share of Direct Expenses for Suite 104 only and thereafter revised to equal 24.98% (i.e., 34,070 rentable square feet of remaining Premises / 136,372 rentable square feet in the Building) for the remaining Premises.
6.
Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in Suite 104; (b) no other person, firm or entity has any right, title or interest in Suite 104; (c) Tenant has the full right, legal power and actual authority to enter into this Sixth Amendment and to terminate the Lease with respect to Suite 104 without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Termination Date there shall not be any, mechanic's liens or other liens encumbering all or any portion of Suite 104, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease with respect to Suite 104, the representations and warranties set forth in this Section 6 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
7.
Continuing Liability. Notwithstanding the termination of the Lease with respect to Suite 104, Tenant shall remain liable, with respect to the period of its tenancy of Suite 104 prior to the Termination Date, for the performance of all of its obligations under the Lease with respect to Suite 104 (including, without limitation, Tenant's payment of reconciliation of Direct Expenses with respect thereto) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of Suite 104 or any part thereof after the Termination Date, then the provisions of Article 16 of the Original Lease shall apply.
8.
Remainder of Premises. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Lease with respect to the remainder of the Premises that is other than Suite 104 shall not be affected by this Sixth Amendment and shall remain in full force and effect.

EXHIBIT 10.10(G)

9.
Attorneys' Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Sixth Amendment or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.
10.
Governing Law. This Sixth Amendment shall be governed and construed under the laws of the State of California.
11.
Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.
12.
Binding Effect. This Sixth Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
13.
Time of the Essence. Time is of the essence of this Sixth Amendment and the provisions contained herein.
14.
Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Sixth Amendment.
15.
Voluntary Agreement. The parties have read this Sixth Amendment as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Sixth Amendment.
16.
Signatures. The parties hereto consent and agree that this Sixth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sixth Amendment using electronic signature technology, by clicking "SIGN", such party is signing this Sixth Amendment electronically, and (2) the electronic signatures appearing on this Sixth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

EXHIBIT 10.10(G)

LANDLORD: HCP LIFE SCIENCE REIT, INC., a Maryland corporation By: /s/ Scott Bohn Name: Scott Bohn Its: Chief Development Officer 12/20/2024

TENANT:

NKARTA, INC.,
a Delaware corporation

By: /s/ Paul Hastings

Name: Paul Hastings, CEO

Date: 12/19/2024

By:_________________________________

     Name:____________________________

Date:_____________________________